As filed with the Securities and Exchange Commission on October
31, 1997

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM S-8

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    ARROW-MAGNOLIA INTERNATIONAL, INC.
          (Exact Name of Registrant as Specified in Its Charter)

          Texas                             75-0408335
(State of Incorporation)                (I.R.S. Employer
                                        Identification No.)

                             2646 Rodney Lane
                            Dallas, Texas 75229
                 (Address of Principal Executive Offices)

                           Consulting Agreement
                         (Full Title of the Plan)

                               Morris Shwiff
                             2646 Rodney Lane
                            Dallas, Texas 75229
                               972-247-7111
                  (Name, Address, and Telephone Number,
                Including Area Code, of Agent for Service)

                                 Copy to:
                              William M. King
                          King & Associates, P.C.
                         7200 N. Mopac, Suite 430
                            Austin, Texas 78731
                               512-794-9060

                      CALCULATION OF REGISTRATION FEE


Title of       Amount to be   Proposed  Proposed    Amount of
Securities     Registered     Maximum   Maximum    Registration
to be                         Offering  Aggregate      Fee
Registered                    Price per Offering
                              Share     Price

Common Stock,     44,000      2.25(1)    99,000       29.21
$0.10 Per
Share Par Value   20,000      4.125(1)   82,500(1)    24.34
                                       $181,500       53.55


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1).



            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item No. 3  Incorporation of Documents by Reference.

          The following documents and information heretofore filed with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

          The Company's Annual Report on form 10-KSB for the fiscal year ended December 31, 1996 which contains audited financial statements of the Registrant for the Registrant's last completed fiscal year as filed with the Securities and Exchange Commission on March 27, 1997.

          All other reports filed by the Company pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 1996 and all documents subsequently filed by the Registrant pursuant to Sections 13(a) and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing such documents.

          The description of the Common Stock contained in the Company's Registration Statement filed under the Securities Exchange Act of 1934 (the "Exchange Act") registering shares of the Common Stock under Section 12 of the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

Item No. 4  Description of Securities.

     Not applicable.

Item No. 5  Interests of Named Experts and Counsel

     Not applicable.

Item No. 6  Indemnification of Directors and Officers.

     Article 2.02-1 of the Texas Business Corporation Act provides broad powers of indemnification of Directors and officers. For example, the Board of Directors, the shareholders, or independent legal counsel in some circumstances may authorize the Company to indemnify any officer or Director against judgments, penalties (including excise and similar taxes), fines, and amounts paid in settlement and reasonable expenses, actually incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding by reason of the fact that he is or was a Director or officer of the Company, if such Director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Director may not be indemnified where such Director improperly received a personal benefit, whether or not the benefit resulted from an action taken in his official capacity, and may not be indemnified where he is found liable to the Company.

     If a Director or officer defends litigation arising out of his office and is successful on the merits or otherwise in defense of the action, Article 2.02-1 provides that such officer or Director shall be indemnified against expense (including attorney's fees) actually and reasonably incurred by him in connection therewith. Additionally, a Director or officer's reasonable expenses may be paid or reimbursed where a written request is submitted with an undertaking to repay said expense if such a person is ultimately determined to not be entitled to indemnification.

     The statute further specifically provides that the indemnification authorized thereby shall not be deemed exclusive of any other rights to which any such officer, employee or agent may be entitled under its articles of incorporation, bylaws, agreements, general or specific action of directors or as permitted or required by common law.

     Article 10 of the Company's Articles of Incorporation provides for the indemnification of directors, officers, and certain other persons within the limitations of the Texas
Business Corporation Act.

Item No. 7  Exemption from Registration Claimed.

     The warrants were acquired by the holder in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933 on the basis that the transactions in which the warrants were acquired did not constitute a public offering.

Item No. 8  Exhibits

     Exhibit No.

     4.1       Consulting Agreement dated April 23, 1996

     4.2       Warrant dated May 1, 1996

     4.3       Consulting Agreement dated May 1, 1997

     4.4       Warrant dated May 1, 1997

     5.1       Legal Opinion and Consent of Hewitt & Hewitt, P.C.

     23.1      Consent of KPMG Peat Marwick LLP

     23.2      Consent of Counsel (Reference is made to Exhibit
               5.1)

     24. Power of Attorney. (Reference is made to the signature page)

Item No. 9  Undertakings.

     The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement.

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Arrow-Magnolia International, Inc., a corporation organized and existing under the laws of the State of Texas, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas this 31st day of October, 1997.

                    ARROW-MAGNOLIA INTERNATIONAL, INC.




                    By /s/ Morris Shwiff
                    Morris Shwiff, President

                             POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints Morris Shwiff with full power of substitution and resubstitution our true and lawful attorney-in-fact and agent, in any and all capacities, with full power to act alone, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file each such amendment to this Registration Statement, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorney-in-fact and agent full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Morris Shwiff        Director and President
Morris Shwiff            (Principal Executive Officer)


/s/ Mark Kenner          Director and Executive
Mark Kenner              Vice President


/s/ Fred Kenner          Director, Vice President,
Fred Kenner              Secretary and Treasurer
                         (Principal Financial and
                         Accounting Officer)


______________________   Director
Clifton R. Duke


______________________   Director
Robert D. DeRosier

                             INDEX TO EXHIBITS

Exhibit No.                                            Page

4.1       Consulting Agreement dated April 23,
          1996...................................      10

4.2       Warrant dated May 1, 1996..............      11

4.3       Consulting Agreement dated May 1,
          1997...................................      22

4.4       Warrant dated May 1, 1997..............      23

5.1       Legal Opinion and Consent of Hewitt
          & Hewitt, P.C..........................      34

23.1      Consent of KPMG Peat Marwick, LLP......      35

23.2      Consent of Counsel (Included as part
          of Exhibit 5.1)........................      34

24.       Power of Attorney (Included as part of
          signature page)........................      8

                                EXHIBIT 4.1

HOWELL COMMUNICATIONS,  NC.
6510 Abrams Road, Suite 570
Dallas, Texas 75231
214/340-9994          FAX 214/340-2530

MAILING ADDRESS
P.O. Box 550517
Dallas, Texas 75355

April 23, 1996

Mr. Morris Shwiff
Chairman and President
Arrow-Magnolia International, Inc.
2646 Rodney Lane
Dallas, TX  75229

Dear Mr. Shwiff:

This letter is to summarize the services which Howell
Communications, Inc. (HCI) will provide in its capacity of investor relations counsel to Arrow-Magnolia International, Inc.
(ARWM) for the period from May 1, 1996 through April 30, 1997.

These services will include, but will not be limited to:

     Serving as liaison for the Company with the investment community;

     Preparing and distributing corporate news releases, reports and other materials;

     Building and maintaining a mailing/fax list for ARWM;

     Introducing Management to retail brokers, market-makers, securities analysts, investment bankers, portfolio managers and other investors through one-on-one and group meetings;

     Gaining publicity for the Company in the appropriate financial, trade and general media;

     Providing investor relations counsel to the Company.

We look forward to performing these services for ARWM and continuing our mutually beneficial relationship.

Yours truly,
Larry E. Howell
President

                                EXHIBIT 4.2

This Warrant has not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and is non-assignable. The Warrant Shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from such registration. The transfer of the Warrant Shares is also subject to the conditions specified in Sections 4 and 9 hereof. No transfer of Warrant Shares shall be valid or effective until the conditions of this agreement have been fulfilled.
Void After 5:00 P.M., Dallas, Texas Time on April 30, 1998.

                        Warrant to Purchase Up to
                       20,000 Shares Of Common Stock
                                May 1, 1996
                     WARRANT TO PURCHASE COMMON STOCK
                    ARROW-MAGNOLIA INTERNATIONAL, INC.


This Is to Certify That, FOR VALUE RECEIVED, Howell Communications, Inc. (the "Holder") is entitled to purchase, subject to the provisions of this Warrant, from Arrow-Magnolia International, Inc., a Texas corporation (the "Company"), at any time or from time to time, and not later than 5:00 p.m., Dallas, Texas time on April 30, 1998 up to 20,000 shares of the common stock, par value $0.10 per share, of the Company ("Common Stock") at a purchase price of $4.50 per share. The number of shares of Common Stock or other property to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock may be adjusted from time to time as hereafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price."
     1. Exercise of Warrant. This Warrant may be exercised in increments of 10,000 shares of Common Stock at any time or from time to time, but not later than 5:00 p.m., Dallas, Texas time on April 30, 1998 or if such date is a day on which banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares specified in such form, together with all federal and state excise taxes applicable upon exercise. Payment of the Exercise Price shall be made by wire transfer to an account in a bank located in the United States designated for such purpose by the Company or by certified or official bank check payable to the order of the Company.

     If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant at the office or agency of the Company, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.

     2. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of the Common Stock as shall be required for issuance or delivery upon exercise of this Warrant.

     3. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.
     4. Exchange or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder, subject to Section 9 hereof. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants issued in substitution for or replacement of this Warrant or into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered by the Company, whether or not this Warrant is so lost, stolen, destroyed, or mutilated, shall be at any time enforceable by the Holder.

     5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a holder of Common Stock of the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

     6. Stock Splits and Combinations. If the Company shall at any time subdivide the outstanding shares of Common Stock, the Exercise Price shall be proportionately decreased, and the number of shares of Common Stock purchasable hereunder proportionately increased, on the day following the date that such subdivision shall become effective, as applicable. If the Company shall at any time combine the outstanding shares of Common Stock, the Exercise Price shall be proportionately increased, and the number of shares of Common Stock purchasable hereunder decreased, on the date that such combination shall become effective.

     6A. Stock Dividends. If the Company shall at any time issue Common Stock by way of dividend on any stock of the Company, the number of shares of Common Stock purchasable hereunder shall be proportionately increased on the day following the date fixed for determining shareholders entitled to receive such dividend.

     7. Reclassification, Reorganization or Merger. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an issuance of Common Stock by way of dividend or other distribution or of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger of the Company with or into another corporation in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an issuance of Common Stock by way of dividend or other distribution or of a subdivision or combination) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company shall cause effective provision to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance as are received by the holder of an equivalent number of shares. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustment provided for in this Warrant. The foregoing provisions of this Section 7 shall similarly apply to successive reclassification, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

     8. Notices to Warrant Holders. So long as this Warrant shall be outstanding and unexercised, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any shares of stock of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then, in any such case, the Company shall cause to be delivered to the Holder, at least ten days prior to the date specified in (x) or
(y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which
(x) a record is to be taken for the purpose of such dividend, distribution or rights offering, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

     9. Restrictions on Transfer. Neither this Warrant nor any rights under this Warrant shall be assignable by the Holder, and any attempted assignment shall be void and of no force or effect. Any Holder of Warrant Shares (hereinafter "Restricted Securi-ties") shall, prior to any transfer or disposition or attempted transfer or disposition of any such Restricted Securities, give written notice to the Company of such Holder's intention to effect such transfer or disposition. Each such notice shall describe the manner and circumstances of the proposed transfer or disposition in reasonable detail and shall contain an undertaking by the persons giving such notice to furnish such further information as may be required to enable counsel to render the opinions referred to below and to furnish an appropriate opinion of Holder's counsel. Promptly upon receiving any such notice, the Company shall submit copies thereof to its counsel and the following provisions shall apply:

          (a)  If, in the opinion of both counsel for the Holder

     and for the Company, the proposed transfer or disposition of the Restricted Securities may be effected without registration thereof under the Act and without taking any similar action under any other applicable securities laws, the Company shall so notify the Holder thereof and such Holder shall thereupon be entitled to transfer or dispose of the Restricted Securities in accordance with the terms of the notice delivered by such Holder of the Company; provided, however, that such transfer shall be permitted only if, prior thereto, the proposed transferee enters into an agreement with the Company restricting the transfer of such Restricted Securities in accordance with, and agreeing to assume the obligations under and receive the benefits of, the terms of this Warrant as "Holder," unless, in the opinion of both counsel for the Holder and for the Company, such agreement is not necessary. Each certificate evidencing the Restricted Securities so transferred or disposed of (and each certificate evidencing any untransferred or non-disposed of Restricted Securities) shall bear the appropriate restrictive legend set forth in
     Section 11 hereof unless in the opinion of both such counsel such legend is not required.

          (b) If, in the opinion of either counsel for the Holder or counsel for the Company, the proposed transfer of the Restricted Securities may not be effected without registration under the Act of the Restricted Securities, and without taking any similar action under any other applicable securities laws, the Company shall so notify the Holder of such securities. The Holder of such securities agrees that, if the proposed transfer or disposition of any such securities by him cannot, in the opinion of both such counsel, be effected without registration under the Act and without taking any similar action under any other applicable securities laws, he will not so transfer or dispose of any Restricted Securities unless such registration and other action shall have been effected.

     10.  Piggyback Registration Rights.

          (a) If the Company proposes to register at any time prior to 12:00 midnight on June 30, 2000 any equity security (as defined in Section 3(a)(11) of the Securities Exchange Act of 1934) under the Securities Act of 1933, as amended (the "Act") on any registration form (otherwise than for the registration of securities to be offered and sold pursuant to (i) an employee benefit plan, (ii) dividend or interest reinvestment plan, (iii) other similar plans or
     (iv) reclassification of securities, mergers, consolidations and acquisitions of assets on Form S-4 or any successor thereto) prescribed by the Securities and Exchange Commission (the "Commission") permitting a secondary offering or distribution, not less than thirty (30) days prior to each such registration, the Company shall give the Holder written notice of such proposal which shall describe in detail the proposed registration and distribution (including those jurisdictions where registration or qualification under the securities or blue sky laws is intended) and, on one occasion upon the written request of the Holder within twenty (20) days after receipt of any such notice, shall proceed to include in one such registration such Warrant Shares as have been requested by any Holder to be included in such registration. The Holder shall in its request describe briefly the proposed disposition of such Warrant Shares. The Company will in each instance use reasonable efforts to cause any Warrant Shares (with respect to which registration has been so requested) to be registered under the Act and qualified under the securities or blue sky laws of any jurisdiction requested by a prospective seller, all to the extent necessary to permit the sale or other disposition thereof (in the manner stated in such request) by a prospective seller of the Warrant Shares so registered.

          (b) In connection with any registration under the Act pursuant to this Section 10, the Company will furnish the Holder with a copy of such registration statement and all amendments thereto.


          (c) Nothing in this Section 10 shall be deemed to require the Company to proceed with any registration of its securities after giving the notice herein provided.


          (d) Notwithstanding any contrary provision of this Warrant, the Company shall not be required to maintain the effectiveness of any registration statement for a period in excess of 270 days or after the Holder has sold or otherwise disposed of his Warrant Shares registered under such registration statement, whichever is earlier.

     10A. Expenses, etc. The Holder will pay fees of counsel for the Holder and underwriting commissions and discounts with respect to the sale of the Warrant Shares and all incremental expenses resulting from the Holder's participation in any registration.

     10B. Indemnification.

          (a) The Holder hereby indemnifies and agrees to hold harmless the Company and each officer, director and control-ling person of the Company or underwriter within the meaning of Section 15 of the Act against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement, preliminary prospectus, prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company by the Holder expressly for use therein.

          (b) Promptly upon receipt by a party indemnified under this Section 10B, such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure to so notify the indemnifying party shall not relieve such indemnifying party of any liability which it may have to an indemnified party, unless such failure shall materially and adversely affect the defense of such action. In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party.
     The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfaction to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party); provided that in connection with each action resulting in a claim for indemnification under this Section 10B, the indemnifying party shall not be required to pay the fees and expenses of more than one counsel (plus local counsel, if appropriate) to the indemnified parties. No indemnifying party shall be liable for any settlement entered into without its consent.

          (c)  If the indemnification provided for in this
     Section 10B shall for any reason be unenforceable by an indemnified party, although otherwise available in accordance with its terms, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities or expenses with respect to which such indemnified party has claimed indemnification, in such proportion as is appropriate to reflect the relative fault of, and the relative benefits received by, the indemnified party on the one hand and the indemnifying party on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable consider-ations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

     10C. Supplying Information. The Holder shall cooperate with the Company in supplying such information as may be necessary for the Company to complete and file any information reporting forms presently or hereafter required by the Commission or other authority administering the blue sky or securities laws of any jurisdiction where Warrant Shares are proposed to be sold pursuant to this Warrant.

     11. Investment Representation. The Holder by his acceptance hereof represents and warrants to the Company that he is acquiring this Warrant and the Warrant Shares to be purchased by him hereunder for his own account and not with a view to the distribution thereof within the meaning of the Act. Each such Holder represents that he understands that he must bear the economic risk of his investment in the Company for an indefinite period of time because this Warrant and the Warrant Shares have not been registered under the Act and therefore cannot be offered for sale or sold unless they are registered under the Act or an exemption from such registration is available.

     The Warrant Shares shall be stamped or otherwise imprinted with a legend substantially as follows:

     "The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws. These shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from such registration. "

     12. Applicable Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of Texas.

     13. Consideration. This Warrant has been issued in consideration of services provided or to be provided as set forth in that certain letter from Howell Communications, Inc. to the Company dated April 23, 1996.
                              ARROW-MAGNOLIA INTERNATIONAL, INC.


                              By:
                                 Morris Shwiff, President

(SEAL)
ATTEST:


Secretary

The terms and provisions of the within Warrant are accepted and agreed to this 30th day of May, 1996.

                               PURCHASE FORM

                              Dated                   , 19

The undersigned hereby irrevocably elects to exercise the within
Warrant to the extent of purchasing              shares of Common
Stock and hereby makes payment of $                 in payment of
the actual exercise price thereof.


              * * * * * * * * * * * * * * * * * * *


               INSTRUCTIONS FOR REGISTRATION OF STOCK


Name
          ( Please type or print in block letters )
Address

                              Signature


              * * * * * * * * * * * * * * * * * * * *

                              ASSIGNMENT FORM


FOR VALUE Received,                                        hereby
sells, assigns and transfers unto:
Name
          (Please type or print in block letters )
Address
the right to purchase Common Stock represented by this Warrant to
the extent of                       shares as to which such right
is exercisable and does hereby irrevocably constitute and appoint attorney, to transfer the same on the
books of the Company with full power of substitution in the premises.


                         Signature

                                EXHIBIT 4.3

HOWELL COMMUNICATIONS, INC.
6510 Abrams Road, Suite 570
Dallas, Texas 75231
214/340-9994          FAX 214/340-2530

MAILING ADDRESS
P.O. Box 550517
Dallas, Texas 75355

May 1, 1997

Mr. Morris Shwiff
Chairman and President
Arrow-Magnolia International, Inc.
2646 Rodney Lane
Dallas, TX  75229

Dear Mr. Shwiff:

This letter is to summarize the services which Howell
Communications, Inc. (HCI) will provide in its capacity of investor relations counsel to Arrow-Magnolia International, Inc.
(ARWM) for the period from May 1, 1997 through April 30, 1998.

These services will include, but will not be limited to:

     Serving as liaison for the Company with the investment community;

     Preparing and distributing corporate news releases, reports and other materials;

     Building and maintaining a mailing/fax list for ARWM;

     Introducing Management to retail brokers, market-makers, securities analysts, investment bankers, portfolio managers and other investors through one-on-one and group meetings;

     Gaining publicity for the Company in the appropriate financial, trade and general media;

     Providing investor relations counsel to the Company.

We look forward to performing these services for ARWM and continuing our mutually beneficial relationship.

Yours truly,
Larry E. Howell
President

                                EXHIBIT 4.4

This Warrant has not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and is non-assignable. The Warrant Shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from such registration. The transfer of the Warrant Shares is also subject to the conditions specified in Sections 4 and 9 hereof. No transfer of Warrant Shares shall be valid or effective until the conditions of this agreement have been fulfilled.
Void After 5:00 P.M., Dallas, Texas Time on April 30, 1999.

                        Warrant to Purchase Up to
                       20,000 Shares Of Common Stock
                                May 1, 1997
                     WARRANT TO PURCHASE COMMON STOCK
                    ARROW-MAGNOLIA INTERNATIONAL, INC.

This Is to Certify That, FOR VALUE RECEIVED, Howell Communications, Inc. (the "Holder") is entitled to purchase, subject to the provisions of this Warrant, from Arrow-Magnolia International, Inc., a Texas corporation (the "Company"), at any time or from time to time, and not later than 5:00 p.m., Dallas, Texas time on April 30, 1999 up to 20,000 shares of the common stock, par value $0.10 per share, of the Company ("Common Stock") at a purchase price of $4.125 per share. The number of shares of Common Stock or other property to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock may be adjusted from time to time as hereafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price."
     1. Exercise of Warrant. This Warrant may be exercised in increments of 10,000 shares of Common Stock at any time or from time to time, but not later than 5:00 p.m., Dallas, Texas time on April 30, 1999 or if such date is a day on which banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares specified in such form, together with all federal and state excise taxes applicable upon exercise. Payment of the Exercise Price shall be made by wire transfer to an account in a bank located in the United States designated for such purpose by the Company or by certified or official bank check payable to the order of the Company.

     If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant at the office or agency of the Company, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.

     2. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of the Common Stock as shall be required for issuance or delivery upon exercise of this Warrant.

     3. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.

     4. Exchange or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder, subject to Section 9 hereof. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants issued in substitution for or replacement of this Warrant or into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered by the Company, whether or not this Warrant is so lost, stolen, destroyed, or mutilated, shall be at any time enforceable by the Holder.

     5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a holder of Common Stock of the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

     6. Stock Splits, Combinations and Stock Dividends. If the Company shall at any time subdivide the outstanding shares of Common Stock, the Exercise Price shall be proportionately decreased, and the number of shares of Common Stock purchasable hereunder proportionately increased, on the day following the date that such subdivision shall become effective, as applicable. If the Company shall at any time combine the outstanding shares of Common Stock, the Exercise Price shall be proportionately increased, and the number of shares of Common Stock purchasable hereunder decreased, on the date that such combination shall become effective. If the Company shall at any time issue Common Stock by way of dividend on any stock of the Company, the number of shares of Common Stock purchasable hereunder shall be proportionately increased on the day following the date fixed for determining shareholders entitled to receive such dividend, but no adjustment of the Exercise Price shall be made.

     7. Reclassification, Reorganization or Merger. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an issuance of Common Stock by way of dividend or other distribution or of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger of the Company with or into another corporation in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an issuance of Common Stock by way of dividend or other distribution or of a subdivision or combination) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company shall cause effective provision to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustment provided for in this Warrant. The foregoing provisions of this Section 7 shall similarly apply to successive reclassification, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

     8. Notices to Warrant Holders. So long as this Warrant shall be outstanding and unexercised, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any shares of stock of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then, in any such case, the Company shall cause to be delivered to the Holder, at least ten days prior to the date specified in (x) or
(y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which
(x) a record is to be taken for the purpose of such dividend, distribution or rights offering, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

     9. Restrictions on Transfer. Neither this Warrant nor any rights under this Warrant shall be assignable by the Holder, and any attempted assignment shall be void and of no force or effect. Any Holder of Warrant Shares (hereinafter "Restricted Securi-ties") shall, prior to any transfer or disposition or attempted transfer or disposition of any such Restricted Securities, give written notice to the Company of such Holder's intention to effect such transfer or disposition. Each such notice shall describe the manner and circumstances of the proposed transfer or disposition in reasonable detail and shall contain an undertaking by the persons giving such notice to furnish such further information as may be required to enable counsel to render the opinions referred to below and to furnish an appropriate opinion of Holder's counsel. Promptly upon receiving any such notice, the Company shall submit copies thereof to its counsel and the following provisions shall apply:

          (a) If, in the opinion of both counsel for the Holder and for the Company, the proposed transfer or disposition of the Restricted Securities may be effected without registration thereof under the Act and without taking any similar action under any other applicable securities laws, the Company shall so notify the Holder thereof and such Holder shall thereupon be entitled to transfer or dispose of the Restricted Securities in accordance with the terms of the notice delivered by such Holder of the Company; provided, however, that such transfer shall be permitted only if, prior thereto, the proposed transferee enters into an agreement with the Company restricting the transfer of such Restricted Securities in accordance with, and agreeing to assume the obligations under and receive the benefits of, the terms of this Warrant as "Holder," unless, in the opinion of both counsel for the Holder and for the Company, such agreement is not necessary. Each certificate evidencing the Restricted Securities so transferred or disposed of (and each certificate evidencing any untransferred or non-disposed of Restricted Securities) shall bear the appropriate restrictive legend set forth in
     Section 11 hereof unless in the opinion of both such counsel such legend is not required.

          (b) If, in the opinion of either counsel for the Holder or counsel for the Company, the proposed transfer of the Restricted Securities may not be effected without registration under the Act of the Restricted Securities, and without taking any similar action under any other applicable securities laws, the Company shall so notify the Holder of such securities. The Holder of such securities agrees that, if the proposed transfer or disposition of any such securities by him cannot, in the opinion of both such counsel, be effected without registration under the Act and without taking any similar action under any other applicable securities laws, he will not so transfer or dispose of any Restricted Securities unless such registration and other action shall have been effected.
     10.  Piggyback Registration Rights.

          (a) If the Company proposes to register at any time prior to 12:00 midnight on June 30, 2001 any equity security (as defined in Section 3(a)(11) of the Securities Exchange Act of 1934) under the Securities Act of 1933, as amended (the "Act") on any registration form (otherwise than for the registration of securities to be offered and sold pursuant to (i) an employee benefit plan, (ii) dividend or interest reinvestment plan, (iii) other similar plans or
     (iv) reclassification of securities, mergers, consolidations and acquisitions of assets on Form S-4 or any successor thereto) prescribed by the Securities and Exchange Commission (the "Commission") permitting a secondary offering or distribution, not less than thirty (30) days prior to each such registration, the Company shall give the Holder written notice of such proposal which shall describe in detail the proposed registration and distribution (including those jurisdictions where registration or qualification under the securities or blue sky laws is intended) and, on one occasion upon the written request of the Holder within twenty (20) days after receipt of any such notice, shall proceed to include in one such registration such Warrant Shares as have been requested by any Holder to be included in such registration. The Holder shall in its request describe briefly the proposed disposition of such Warrant Shares. The Company will in each instance use reasonable efforts to cause any Warrant Shares (with respect to which registration has been so requested) to be registered under the Act and qualified under the securities or blue sky laws of any jurisdiction requested by a prospective seller, all to the extent necessary to permit the sale or other disposition thereof (in the manner stated in such request) by a prospective seller of the Warrant Shares so registered.

          (b) In connection with any registration under the Act pursuant to this Section 10, the Company will furnish the Holder with a copy of such registration statement and all amendments thereto.

          (c) Nothing in this Section 10 shall be deemed to require the Company to proceed with any registration of its securities after giving the notice herein provided.

          (d) Notwithstanding any contrary provision of this Warrant, the Company shall not be required to maintain the effectiveness of any registration statement for a period in excess of 270 days or after the Holder has sold or otherwise disposed of his Warrant Shares registered under such registration statement, whichever is earlier.

     10A. Expenses, etc. The Holder will pay fees of counsel for the Holder and underwriting commissions and discounts with respect to the sale of the Warrant Shares and all incremental expenses resulting from the Holder's participation in any registration.

     10B. Indemnification.

          (a) The Holder hereby indemnifies and agrees to hold harmless the Company and each officer, director and control-ling person of the Company or underwriter within the meaning of Section 15 of the Act against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement, preliminary prospectus, prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company by the Holder expressly for use therein.

          (b) Promptly upon receipt by a party indemnified under this Section 10B, such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure to so notify the indemnifying party shall not relieve such indemnifying party of any liability which it may have to an indemnified party, unless such failure shall materially and adversely affect the defense of such action. In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party.
     The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfaction to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party); provided that in connection with each action resulting in a claim for indemnification under this Section 10B, the indemnifying party shall not be required to pay the fees and expenses of more than one counsel (plus local counsel, if appropriate) to the indemnified parties. No indemnifying party shall be liable for any settlement entered into without its consent.

          (c)  If the indemnification provided for in this
     Section 10B shall for any reason be unenforceable by an indemnified party, although otherwise available in accordance with its terms, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities or expenses with respect to which such indemnified party has claimed indemnification, in such proportion as is appropriate to reflect the relative fault of, and the relative benefits received by, the indemnified party on the one hand and the indemnifying party on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable consider-ations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

     10C. Supplying Information. The Holder shall cooperate with the Company in supplying such information as may be necessary for the Company to complete and file any information reporting forms presently or hereafter required by the Commission or other authority administering the blue sky or securities laws of any jurisdiction where Warrant Shares are proposed to be sold pursuant to this Warrant.

     11. Investment Representation. The Holder by his acceptance hereof represents and warrants to the Company that he is acquiring this Warrant and the Warrant Shares to be purchased by him hereunder for his own account and not with a view to the distribution thereof within the meaning of the Act. Each such Holder represents that he understands that he must bear the economic risk of his investment in the Company for an indefinite period of time because this Warrant and the Warrant Shares have not been registered under the Act and therefore cannot be offered for sale or sold unless they are registered under the Act or an exemption from such registration is available.

     The Warrant Shares shall be stamped or otherwise imprinted with a legend substantially as follows:

     "The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws. These shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from such registration. "

     12. Applicable Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of Texas.

     13.  Consideration. This Warrant has been issued in
consideration of services provided or to be provided as set forth in that certain letter from Howell Communications, Inc. to the
Company dated              , 1997.

                              ARROW-MAGNOLIA INTERNATIONAL, INC.


                              By:
                                 Morris Shwiff, President

(SEAL)
ATTEST:


Secretary

The terms and provisions of the within Warrant are accepted and
agreed to this       day of               , 1997.

                               PURCHASE FORM

                              Dated                   , 19

The undersigned hereby irrevocably elects to exercise the within
Warrant to the extent of purchasing              shares of Common
Stock and hereby makes payment of $                 in payment of
the actual exercise price thereof.


              * * * * * * * * * * * * * * * * * * *


               INSTRUCTIONS FOR REGISTRATION OF STOCK


Name
          ( Please type or print in block letters )
Address

                              Signature


              * * * * * * * * * * * * * * * * * * * *

                              ASSIGNMENT FORM


FOR VALUE Received,                                        hereby
sells, assigns and transfers unto:
Name
          (Please type or print in block letters )
Address
the right to purchase Common Stock represented by this Warrant to
the extent of                       shares as to which such right
is exercisable and does hereby irrevocably constitute and appoint attorney, to transfer the same on the
books of the Company with full power of substitution in the premises.


                         Signature

                                EXHIBIT 5.1

                    LETTERHEAD OF HEWITT & HEWITT, P.C.


                             October 29, 1997

Arrow-Magnolia International, Inc.
2646 Rodney Lane
Dallas, Texas  75229

     Re:  Arrow-Magnolia International, Inc.

Gentlemen:

     We have acted as counsel for Arrow-Magnolia International, Inc., a Texas corporation (the "Company") in connection with certain of its corporate matters. We are familiar with the corporate law of the State of Texas under which the Company is incorporated and exists, and we have examined such documents and corporate proceedings, and have made such further examinations and inquiries, as we deem necessary for the purposes of this opinion.

     Based upon the foregoing, we are of the opinion that when the 44,000 unissued shares of Common Stock subject to that certain Warrant to Purchase Common Stock dated May 1, 1996 issued to Howell Communications, Inc. and the 20,000 unissued shares of Common Stock subject to that certain Warrant to Purchase Common Stock dated May 1, 1997 issued to Howell Communications, Inc. shall have been issued and sold in accordance with the terms of such Warrants, such shares of Common Stock will be validly issued and outstanding, fully paid and nonassessable.

     We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement.

                         Yours very truly,

                         HEWITT & HEWITT, P.C.


                         By:  /s/ Christopher M. Hewitt
                              Christopher M. Hewitt
                              President

CMH:ds

                               EXHIBIT 23.2


                       Independent Auditors' Consent

The Board of Directors
Arrow-Magnolia International, Inc.


We consent to the incorporation by reference in this Registration Statement of Arrow-Magnolia International, Inc. on Form S-8 of our report dated February 11, 1997, appearing in the annual report on Form 10-K for the fiscal year ended December 31, 1996.



                              /s/ KPMG Peat Marwick, LLP


Dallas, Texas
October 29, 1997